Exhibit 21.1


                                  SUBSIDIARIES

NAME OF SUBSIDIARY                                     JURISDICTION

Saville Systems Canada, Ltd.                           Canada
Saville Systems, Inc.                                  United States
Saville Systems (UK) Limited                           United Kingdom
Saville C.I. Limited                                   Jersey, Channel Islands
Saville Systems Aust. Pty Ltd                          Australia
2916746 Canada Inc.                                    Canada